Exhibit 10.13

MEDALLIA, INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of July 18, 2019, by and among Medallia, Inc., a Delaware corporation (the “Company”) and SCGE Fund, L.P., a Cayman Islands exempted limited partnership (the “Investor”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.Purchase and Sale of Stock.

1.1Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company, and the Company agrees to sell and issue to the Investor, the Shares (as defined below) at a price per share equal to the per share initial public offering price (before underwriting discounts and expenses) in the Qualified IPO (as defined below). “Shares” shall mean 620,000 shares of Common Stock of the Company, par value $0.001 (the “Common Stock”). “Qualified IPO” shall mean the issuance and sale of shares of the Common Stock by the Company, pursuant to an Underwriting Agreement to be entered into by and among the Company and certain underwriters (the “Underwriters”), in connection with the Company’s initial public offering pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-232271) (the “Registration Statement”) and/or any related registration statements (the “Underwriting Agreement”).

1.2Closing. The purchase and sale of the Shares shall take place at the location and at the time immediately subsequent to the closing of the Qualified IPO (which time and place are designated as the “Closing”). At the Closing, the Investor shall make payment of the purchase price of the Shares by wire transfer in immediately available funds to the account specified by the Company against delivery to the Investor of the Shares registered in the name of the Investor, which Shares shall be uncertificated shares.

2.Registration Rights. At the Closing, in connection with the purchase of the Shares, the Company’s Amended and Restated Investor Rights Agreement, dated February 25, 2019, by and among the Company and the stockholders of the Company listed thereto (the “Existing Rights Agreement”) shall be amended by Amendment No. 1 to the Existing Rights Agreement pursuant to Section 5.5 thereof, in substantially the form attached hereto as Exhibit A (the “Rights Agreement Amendment” and, together with the Existing Rights Agreement, the “Rights Agreement”), solely for the purpose of providing the Investor with piggyback registration rights under Section 2.3 of the Rights Agreement.

3.Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that as of the date hereof and as of the date of the Closing:

3.1Organization, Good Standing and Qualification.

(a)The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

(b)The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or in good standing.

3.2Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Rights Agreement Amendment, the performance of all obligations of the Company under this Agreement and the Rights Agreement, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken, and this Agreement and the Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

3.3Valid Issuance of Common Stock. The Shares being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws or as contemplated hereby or by the Rights Agreement.

3.4Compliance with Other Instruments.

(a)The Company is not in violation or default of any provision of its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws.

(b)The Company is not in violation or default in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Rights Agreement Amendment, and the consummation of the transactions contemplated by this Agreement and the Rights Agreement will not result in any such violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

3.5Description of Capital Stock. As of the date of the Closing, the statements set forth in the Registration Statement and the Prospectus (as defined in the Underwriting Agreement) under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Company’s capital stock, are accurate, complete and fair in all material respects.

3.6Registration Statement. The Registration Statement, and any amendment thereto, including any information deemed to be included therein pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), complied (or, in the case of amendments filed after the date of this Agreement, will comply) as of its filing date in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and did not (or, in the case of amendments filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date it is declared effective by the SEC, the Registration Statement, as so amended, and any related registration statements, will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any preliminary prospectus included in the Registration Statement or any amendment thereto, any free writing prospectus related to the Registration Statement and any final prospectus related to the Registration Statement filed pursuant to Rule 424 promulgated under the Securities Act, in each case as of its date, will comply in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.7Brokers or Finders. The Company has not incurred, and neither the Company nor the Investor will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.

3.8Private Placement. Assuming the accuracy of the representations, warranties and covenants of the Investor set forth in Section 4 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor under this Agreement.

3.9Other Agreements. The Company has not entered into (and will not enter into) any agreement or arrangement with any person or entity in connection with the sale of any shares of Common Stock in connection with the Qualified IPO (or any substantially concurrent private placement) providing for terms that are more favorable in any respect to the purchaser of such shares of Common Stock than are provided to the Investor hereunder.

4.Representations, Warranties and Covenants of the Investor. The Investor hereby represents and warrants to the Company that as of the date hereof and as of the date of the Closing:

4.1Organization, Good Standing and Qualification. The Investor is an exempted limited partnership duly formed, validly existing and in good standing under the laws of the Cayman Islands.

4.2Authorization. The Investor has full power and authority to enter into this Agreement and the Rights Agreement Amendment, and each such agreement constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

4.3Purchase Entirely for Own Account. By the Investor’s execution of this Agreement, the Investor hereby confirms, that the Shares to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof in violation of the Securities Act, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws.

4.4Disclosure of Information. The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon.

4.5Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Investor also represents it has not been organized for the purpose of acquiring the Shares.

4.6Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act, as presently in effect.

4.7Brokers or Finders. The Investor has not engaged any brokers, finders or agents, and neither the Company nor the Investor has, nor will, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

4.8Restricted Securities. The Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.9Legends. The Investor understands that the Shares may bear one or all of the following legends:

(a)“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM). INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. OTHER THAN IN CONNECTION WITH A RESALE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(b)“THESE SHARES ARE SUBJECT TO A 180 DAY MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE INVESTOR, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF OTHER THAN IN ACCORDANCE WITH THE TERMS THEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.”

(c)Any legend required by applicable state “blue sky” securities laws, rules and regulations.

4.10Market Stand-Off Agreement; Lock-Up Agreement. The Investor has executed and delivered to the Underwriters a lock-up agreement in substantially the form attached hereto as Exhibit B (the “Lock-Up Agreement”). Such Lock-Up Agreement is in full force and effect, and following the consummation of the transactions contemplated by this Agreement will remain in full force and effect, including with respect to the Shares. The Investor is bound by the market stand-off agreement set forth in Section 2.11 of the Rights Agreement, and such agreement is in full force and effect, and following the consummation of the transactions contemplated by this Agreement will remain in full force and effect.

5.Conditions of the Investor’s Obligations at Closing. The obligations of the Investor under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.

5.1Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing.

5.2Public Offering Shares. The Underwriters shall have purchased, immediately prior to the purchase of the Shares by the Investor hereunder, the Initial Securities (as defined in the Underwriting Agreement) pursuant to the Registration Statement and Underwriting Agreement.

5.3Rights Agreement Amendment. The Rights Agreement Amendment shall have been executed and delivered by the Company and other parties to the Existing Rights Agreement sufficient to amend the Existing Rights Agreement and cause the Rights Agreement Amendment to be in full force and effect.

5.4Absence of Injunctions, Decrees, Etc. During the period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

6.Conditions of the Company’s Obligations at Closing. The obligations of the Company under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.

6.1Representations, Warranties and Covenants. The representations, warranties and covenants of the Investor contained in Section 4 shall be true and correct on and as of the Closing.

6.2Public Offering Shares. The Underwriters shall have purchased, immediately prior to the purchase of the Shares by the Investor hereunder, the Initial Securities (as defined in the Underwriting Agreement) pursuant to the Registration Statement and Underwriting Agreement.

6.3Absence of Injunctions, Decrees, Etc. During the period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

7.Termination. This Agreement shall terminate (i) at any time upon the written consent of the Company and the Investor, (ii) upon the withdrawal by the Company of the Registration Statement, (iii) termination of the Underwriting Agreement in accordance with its terms, or (iv) on July 31, 2019 if the Closing has not occurred.

8.Miscellaneous.

8.1Publicity. No party shall issue any press release or make any other public announcement, including any website posting or social media post, that includes the name or any logo or brand name of any party, or discloses the terms of this Agreement or the fact that the Investor has made or proposes to make an investment in the Company, except as may be required by law or with the prior written consent of the other parties. Each party will provide reasonable advance notice to the other parties prior to making any disclosure of this Agreement or the terms hereof in any filings made with the SEC, and will provide the other parties with reasonable opportunity to review and comment on such proposed disclosures. Notwithstanding the foregoing, the parties may use the other parties’ current logo or logos in connection with describing their portfolio or this investment on their webpages and in their promotional materials.

8.2Survival of Warranties. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

8.3Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Investor without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed); provided, however, that after the Closing, the Shares and the rights, duties and obligations of the Investor hereunder may be assigned to an affiliate of the Investor without the prior written consent of the Company. Any attempt by the Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement in a manner that is not permitted by the foregoing sentence to be made without such permission shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto

8.4Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

8.5Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

8.6Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Investor or any other holder of Company securities) or otherwise delivered by hand, messenger or courier service addressed:

(a)if to the Investor, to the Investor’s address or electronic mail address as shown on the Investor’s signature page to this Agreement with a copy (which shall not constitute notice) to Craig E. Marcus, Ropes & Gray LLP, 800 Boylston Street, Boston, Massachusetts 02199.

(b)if to the Company, to the attention of the Chief Financial Officer of the Company at 575 Market Street, Suite 1850, San Francisco, California 94105 or roxanne@Medallia.com, or at such other current address or electronic mail address as the Company shall have furnished to the Investor with a copy (which shall not constitute notice) to Rezwan Pavri, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five business days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

8.7Brokers or Finders. The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.7, and the Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its constituent officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 4.7.

8.8Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

8.9Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

8.10Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

8.11Entire Agreement. The Company and the Investor hereby acknowledge that this Agreement and the transactions contemplated hereby fulfill the Company’s obligations under that certain Allocation Agreement dated February 25, 2019 between the Company and the Investor (the “Allocation Agreement”), and that upon the Closing, the Allocation Agreement shall automatically terminate pursuant to Section 5.7 thereof and be of no further effect. This Agreement, the Allocation Agreement and the documents referred to herein (including the Rights Agreement) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. In the event of any conflict between this Agreement and the terms of the Allocation Agreement that expressly address the subject matter of this Agreement, this Agreement shall control.

8.12Specific Performance. The parties to this Agreement hereby acknowledge and agree that the Company would be irreparably injured by a breach of this Agreement by the Investor, and the Investor would be irreparably injured by a breach of this Agreement by the Company, and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the aggrieved party in the event that this agreement is breached. Therefore, each of the parties to this Agreement agree to the granting of specific performance of this Agreement and injunctive or other equitable relief in favor of the aggrieved party as a remedy for any such breach, without proof of actual damages, and the parties to this Agreement further waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the aggrieved party.

8.13Waiver of Conflicts. The Investor acknowledges that Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”), counsel to the Company, may have performed and may now or in the future perform legal services for the Investor or its affiliates in matters unrelated to the transactions described in this Agreement. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to this disclosure, (b) acknowledges that WSGR represents only the Company in connection with this Agreement and the transactions contemplated hereby, and not the Investor or any stockholder, director or employee of the Investor and (c) gives its informed consent to WSGR’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

MEDALLIA, INC.

By:	/s/ Leslie Stretch
Name:	Leslie Stretch
Title:	Chief Executive Officer

Address:

575 Market Street, Suite 1850
San Francisco, California 94105

[Signature Page to Common Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

INVESTOR:

SCGE FUND, L.P.

By:	SCGE (LTGP), L.P.,
its general partner

By:	SCGE GenPar, Ltd.,
its general partner

By:	/s/ Kimberly Summe

Name:	Kimberly Summe

Title:	Chief Operating Officer and General Counsel

Address:	2800 Sand Hill Road, Suite101 Menlo Park, California 94025

Email:	ksumme@sequoiacap.com

Exhibit A

Amendment No. 1 to the Existing Rights Agreement

MEDALLIA, INC.

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amendment No. 1 to the Amended and Restated Investor Rights Agreement (this “Amendment”), is made as of July 1, 2019 by and among Medallia, Inc., a Delaware corporation (the “Company”) and the Investors set forth on the signature pages hereto. Capitalized terms not herein defined shall have the meanings ascribed to them in the Amended and Restated Investor Rights Agreement by and among the Company and the Investors dated as of February 25, 2019, as amended (the “Existing Rights Agreement”).

RECITALS

WHEREAS, the Company has entered into that certain Common Stock Purchase Agreement, dated [ ], 2019 (the “Purchase Agreement”), with SCGE Fund, L.P., a Delaware limited partnership (“Purchaser”), pursuant to which Purchaser will purchase shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), immediately subsequent to the closing of the Qualified IPO (as defined in the Purchase Agreement).

WHEREAS, the Company and the undersigned parties desire to amend the terms of the Existing Rights Agreement for the limited purposes of providing Purchaser with certain registration rights under Section 2 of the Existing Rights Agreement with respect to the Shares.

WHEREAS, pursuant to Section 5.5 of the Existing Rights Agreement, the Existing Rights Agreement may be amended only with the written consent of the Company and Investors holding a majority of the then-outstanding Registrable Securities (as defined in the Existing Rights Agreement) (collectively, the “Requisite Consent”).

WHEREAS, the undersigned parties constitute the Requisite Consent and consent to the change as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, the undersigned parties hereby agree as follows:

1.Amendment. Pursuant to Section 5.5 of the Rights Agreement, Section 1.1(n) of the Rights Agreement shall be replaced in its entirety by the following:

“Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Shares, (b) other than for purposes of Section 2.2, Section 2.4, Section 3 and Section 4, Common Stock of the Company issuable or issued upon conversion of the Founder Shares, (c) other than for purposes of Section 2.2, Section 3 and Section 4, Common Stock of the Company issuable or issued upon conversion of the Warrant Shares, (d) other than for purposes of Section 3 and Section 4, Common Stock that shall be issued pursuant to a Common Stock Purchase Agreement by and between the Company and the purchaser(s) of such Common Stock entered into in connection with a private placement that is made concurrently with (or immediately subsequent to) the Company’s initial public offering and (e) any Common Stock of the Company issued as as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144 or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.”

2.Consent. The undersigned parties hereby consent to the addition of Purchaser as an “Investor” party to the Existing Rights Agreement, as amended, (to the extent not already a party thereto) for the purposes set forth in this Amendment. To the extent not already a party thereto, Purchaser shall become a party to the Existing Rights Agreement, as amended including by this Amendment, by executing and delivering a counterpart signature to this Amendment.

3.Full Force and Effect. Except as expressly modified by this Amendment, the terms of the Existing Rights Agreement shall remain in full force and effect.

4.Governing Law. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

5.Integration. This Amendment together with the Existing Rights Agreement, and the documents referred to herein and therein and the exhibits and schedules thereto, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof, and supersedes any and all other written or oral agreements relating to the subject matter hereof.

6.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the parties hereto have executed this Amendment No. 1 to the Existing Rights Agreement as of the date first written above.

THE COMPANY:

MEDALLIA, INC.

By:	/s/ Leslie Stretch
Name:	Leslie Stretch
Title:	Chief Executive Officer

In Witness Whereof, the parties hereto have executed this Amendment No. 1 to the Existing Rights Agreement as of the date first written above.

INVESTORS:

SEQUOIA CAPITAL U.S. GROWTH FUND VI, L.P.

SEQUOIA CAPITAL U.S. GROWTH VI PRINCIPALS FUND, L.P.

Each a Cayman Islands exempted limited partnership

By:	SC U.S. GROWTH VI MANAGEMENT, L.P.,
a Cayman Islands exempted limited partnership
General Partner of Each

By:	SC US (TTGP), LTD.,
a Cayman Islands exempted company, its General Partner

By:	/s/ Douglas M. Leone
Name:	Douglas M. Leone
Title:	Authorized Signatory

SEQUOIA CAPITAL GLOBAL GROWTH FUND, LP

SEQUOIA CAPITAL GLOBAL GROWTH PRINCIPALS FUND, LP

By:	SCGGF Management, LP
A Cayman Islands exempted limited partnership
General Partner of Each

By:	SC US (TTGP), LTD.,
A Cayman Islands exempted company, its General Partner

By:	/s/ Douglas M. Leone
Name:	Douglas M. Leone
Title:	Authorized Signatory

In Witness Whereof, the parties hereto have executed this Amendment No. 1 to the Existing Rights Agreement as of the date first written above.

INVESTORS:

SC US GF V HOLDINGS, LTD.

a Cayman Islands exempted company

By:	SEQUOIA CAPITAL U.S. GROWTH FUND V, L.P.
SEQUOIA CAPITAL USGF PRINCIPALS FUND V, L.P.,
both Cayman Islands exempted limited partnerships, its Members

By:	SCGF V MANAGEMENT, L.P.,
a Cayman Islands exempted limited partnership, its General Partner

By:	SC US (TTGP), LTD.,
a Cayman Islands exempted company, its General Partner

By:	/s/ Douglas M. Leone
Name:	Douglas M. Leone
Title:	Authorized Signatory

SCGE FUND, L.P.

A Cayman Islands limited partnership

By: SCGE (LTGP), L.P.

A Cayman Islands limited partnership, its General Partner

By:	/s/ Kimberly Summe
Name:	Kimberly Summe
Title:	Chief Operating Officer and General Counsel

SCHF CIF, L.P./CIF 2015-A SERIES

SCHF (M) PV, LP

By:	SCHF (GPE), LLC
General Partner of Each

By:	/s/ Irwin Gross
Name:	Irwin Gross
Title:	Managing Member

Exhibit B

Lock-Up Agreement

Lock-Up Agreement

April 16, 2019

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

as Representatives of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Re:Proposed Public Offering by Medallia, Inc.

Ladies and Gentleman:

The undersigned, an equityholder, an officer and/or director of Medallia, Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Citigroup Global Markets Inc. (“Citigroup”) and Wells Fargo Securities, LLC (“Wells Fargo” and together with Merrill Lynch, and Citigroup, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as an equityholder, an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement (the “Underwriters”) that, during the period beginning on the date hereof and ending on and including the date that is 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Merrill Lynch and Wells Fargo (the “Release Agents”), (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), (ii) exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”), or (iii) enter into any swap, hedging transactions or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case, other than Lock-Up Securities to be sold by the undersigned to the Underwriters pursuant to the Underwriting Agreement or as otherwise provided herein. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed securities the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (1) the Release Agents agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of the Common Stock, the Release Agents will notify the Company of the impending release or waiver, and (2) the Company has agreed, or will agree, in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver, if required by FINRA Rule 5131 (or any successor provision thereto) (for the avoidance of doubt the Blackout-Related Release (as defined below) shall not be deemed a release or waiver hereunder pursuant to FINRA Rule 5131, and is instead an expiration of this lock-up agreement pursuant to the terms hereof). Any release or waiver granted by the Release Agents hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Release Agents:

(i)	as a bona fide gift or gifts or for bona fide estate planning purposes;
(ii)	by will or intestacy;
(iii)

to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(iv)

to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(v)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above
(vi)	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;
(vii)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, partners, members or other equity holders;

(viii)

in transactions relating to shares of Common Stock that the undersigned may purchase (A) from the Underwriters in the Public Offering or (B) in open market transactions following the date of the final prospectus relating to the Public Offering (such prospectus, the “Prospectus,” and such date, the “Public Offering Date”);

(ix)

to the Company in connection with the vesting or settlement of restricted stock units or the exercise of options or other rights to purchase the shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including any transfer for the payment of exercise price, tax withholdings or remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options or rights; provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act (as defined below) reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (ix);

(x)

to the Company pursuant to any contractual arrangement that provides the Company with an option to repurchase such shares of Common Stock in connection with the termination of the undersigned’s employment with the Company, provided that such contractual arrangement (or a form thereof) is in effect on the date of the Prospectus and is disclosed in the Prospectus or filed as an exhibit to the Registration Statement on Form S-1 relating to the Public Offering, and provided further that no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period within 60 days after the date the undersigned ceases to provide services to the Company, and after such 60th day, if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the termination of the undersigned’s employment or other services;

(xi)

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this lock-up agreement; or

(xii)

for shares of Common Stock in connection with the conversion, reclassification, exchange or swap of any outstanding preferred stock of the Company or other Lock-Up Securities into shares of one or more series or classes of Common Stock, provided that any such shares of Common Stock received upon such conversion, reclassification, exchange or swap shall be subject to the terms of this lock-up agreement, and such conversion, reclassification, exchange or swap is disclosed in the Prospectus; provided that (A) in the case of any transfer or distribution pursuant to clauses (i) through (vii) above, each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up agreement in the form hereof, (B) in the case of any transfer or distribution pursuant to clauses (i) through (v), (vii) and (viii) above, no filing by any party (donor, donee, transferor, transferee, distributor or distributee) under the Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be made voluntarily in connection with such donation, transfer or distribution (other than any required filing on a Form 5), (C) in the case of any transfer or distribution pursuant to clauses (vi) and (xii) above it shall be a condition to such transfer that any required filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall clearly indicate in the footnotes thereto the nature and conditions of such transfer and no other public filing or announcement shall be made voluntarily in connection with such transfer or distribution, and (D) in the case of any transfer or distribution pursuant to clauses (i) through (v) and (vii), any such transfer or disposition shall not involve a disposition for value.

In addition, the foregoing paragraph shall not apply to the establishment of trading plans by the undersigned pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (1) such plans do not provide for the transfer of Common Stock during the Lock-Up Period and (2) to the extent a filing by any party under the Exchange Act or other public announcement shall be made voluntarily in connection with the establishment or amendment of such trading plans, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Lock-Up Period.

For purposes of this lock-up agreement, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions that is approved by the Board of Directors of the Company, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 66 2/3% of the outstanding voting securities of the Company (or the surviving entity).

In addition, notwithstanding the provisions of the first paragraph of this lock-up agreement, and provided that the undersigned is not the Company’s Chief Executive Officer or Chief Financial Officer, if (A) at least 120 days have elapsed since the Public Offering Date and (B) the Lock-Up Period is scheduled to end during a Blackout Period (as defined below) or within five Trading Days prior to a Blackout Period (such period, the “Specified Period”), the Lock-Up Period with respect to 10% of the Specified Securities (as defined below) held by the undersigned shall end 15 Trading Days prior to the commencement of the Blackout Period (the “Blackout-Related Release”); provided, that in the event that the Lock-Up Period will end during the Specified Period, (1) the Company shall notify the Release Agents of the date of the impending Blackout-Related Release at least five Trading Days in advance of the date of the Blackout-Related Release, and shall announce the date of the expected Blackout-Related Release through a major news service, or on a Form 8-K, at least two Trading Days in advance of the Blackout-Related Release.

For purposes of this lock-up agreement, a “Trading Day” is a day on which the New York Stock Exchange and the Nasdaq Stock Market are open for the buying and selling of securities. For purposes of this lock-up agreement, “Blackout Period” shall mean a broadly applicable and regularly scheduled period during which trading in the Company’s securities would not be permitted under the Company’s insider trading policy. For purposes of this Lock-Up Agreement, “Specified Securities” shall mean Common Stock, RSUs and options to purchase shares of Common Stock that will be vested as of the date 180 days after the Public Offering Date.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned hereby consents to receipt of this lock-up agreement in electronic form and understands and agrees that this this lock-up agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this this lock-up agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this lock-up agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this lock-up agreement. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up agreement. This lock-up agreement and any claim, controversy or dispute arising under or related to this lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

In the event that, during the Lock-Up Period, the Release Agents release or waive any prohibition set forth in this agreement on the transfer of shares of Common Stock, or any securities convertible into or exercisable for Common Stock, held by any director, officer or Significant Holder (as defined below), the same percentage of the total number of outstanding shares of Common Stock held by the undersigned on the date of such release or waiver as the percentage of the total number of outstanding shares of Common Stock held by such director, officer or such Significant Holder on the date of such release or waiver that are the subject of such waiver shall be immediately and fully released on the same terms from the applicable prohibition(s) set forth herein. For the purposes of the foregoing, a “Significant Holder” shall mean any person or entity that (together with any investment funds affiliated with such person or entity) beneficially owns 5% or more of the total outstanding shares of Common Stock. Notwithstanding the foregoing, the provisions of this paragraph shall not apply (1) if the release or waiver is effected solely to permit a transfer not involving a disposition for value, (2) if the transferee agrees in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of transfer, (3) in the case of any secondary underwritten public offering of shares of Common

Stock (including a secondary underwritten public offering with a primary component), (4) if the release or waiver is granted to any individual party by Release Agents in an amount of Common Stock, individually or in the aggregate, less than or equal to $3,000,000, or (5) if the release or waiver is granted due to circumstances of an emergency or hardship as determined by Release Agents in their sole judgment. The Release Agents shall use commercially reasonable efforts to promptly notify the Company of each such release (provided that the failure to provide such notice shall not give rise to any claim or liability against the Release Agents or the Underwriters). The undersigned further acknowledges that the Release Agents are under no obligation to inquire into whether, or to ensure that, the Company notifies the undersigned of the delivery by the Release Agents of any such notice, which is a matter between the undersigned and the Company.

In the event that either of the Release Agents withdraws from or declines to participate in the Public Offering, all references to the Release Agents contained in this lock-up agreement shall be deemed to refer to the sole Release Agent that continues to participate in the Public Offering (the “Sole Release Agent”), and, in such event, any written consent, waiver or notice given or delivered in connection with  this lock-up agreement by the Sole Release Agent shall be deemed to be sufficient and effective for all purposes under this lock-up agreement. Notwithstanding anything to the contrary contained herein, this lock-up agreement will automatically terminate and the undersigned shall be released from all obligations hereunder upon the earliest to occur of (A) the Company advising the Release Agents in writing that it has determined not to proceed with the Public Offering, (B) the Company filing an application with the Securities and Exchange Commission to withdraw the registration statement related to the Public Offering, (C) the Underwriting Agreement being executed but then terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Common Stock to be sold thereunder, or (iv) October 31, 2019, if the Underwriting Agreement does not become effective by such date; provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to three additional months.

[Signature page follows]

Very truly yours,

SCGE Fund. L.P.
Name of Security Holder (Print exact name)

By:	/s/ Kimberly Summe
Signature

If not signing in an individual capacity:

/s/ Kimberly Summe
Name of Aumorized Signatory (Print)

Chief Operating Officer and General Counsel
Tiltle of Authorized Signatory (Print)

(indicate capacity ofperson signing if signing as
custodian, trustee, or on behalf of an entity)

[Signature page to Lock-Up Agreement]